UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

TANGO THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39485	85-1195036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Brookline Ave., Suite 901 Boston, MA	02215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857-320-4900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TNGX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Barbara Weber’s employment with Tango Therapeutics, Inc. (the “Company”) as its Executive Chair ended on August 3, 2026 in accordance with the terms of her Amended and Restated Employment Agreement dated January 8, 2026 (the “Employment Agreement”). Consistent with the terms of the Employment Agreement, Dr. Weber is deemed to have resigned from all officer and board member positions, including as a member of Company’s board of directors (the “Board”) upon the termination of Dr. Weber’s employment. Dr. Weber’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, practices or policies.

In connection with Dr. Weber’s separation and consistent with the Employment Agreement, the Company offered Dr. Weber the opportunity to receive: (i) severance pay at Dr. Weber’s current base salary through December 31, 2026, paid out in substantially equal installments, and (ii) reimbursement for any monthly COBRA premium payments up to December 31, 2026 and (ii) acceleration of the vesting of such number of Dr. Weber’s outstanding option and restricted stock unit awards that would have otherwise vested had Dr. Weber remained in continuation of her service with the Company for an additional twelve months following August 3, 2026. In addition, the Company has offered to extend the post-termination exercise period for any of Dr. Weber’s vested stock options as of August 3, 2026, along with the options subject to the acceleration of vesting as described above, to the earlier of August 3, 2027 or the original expiration date of the applicable option and to pay Dr. Weber a pro-rata portion of the annual incentive compensation that she would otherwise be entitled to receive, if any, based on Company and individual performance for 2026, which will be paid at the same time as annual incentive compensation payments are made to the Company’s active employees for 2026, no later than March 15, 2027. In order to receive the foregoing benefits, Dr. Weber must execute and not revoke a Separation Agreement as set forth in the Employment Agreement.

The foregoing description of the terms and conditions of the Separation Agreement does not purport to be complete and is qualified in its entirety by the Separation Agreement, which will be filed by the Company once it has become fully effective.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the anticipated execution of the Separation Agreement and its terms. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by the forward-looking statements contained in this Current Report on Form 8-K. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as any subsequent filings with the SEC. In addition, the forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tango Therapeutics, Inc.

Date: August 6, 2026	/s/ Malte Peters, M.D.
Malte Peters, M.D.
President and Chief Executive Officer